Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 62 (1933 Act) and Amendment No. 64 (1940 Act) to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Intermediate Bond Fund, Fidelity Advisor Mortgage Securities Fund and Fidelity Advisor Municipal Income Fund of our reports dated December 10, 2002 on the financial statements and financial highlights included in the October 31, 2002 Annual Reports to Shareholders of Fidelity Advisor Intermediate Bond Fund, Fidelity Advisor Mortgage Securities Fund, and Fidelity Advisor Municipal Income Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2002